CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Keystone Small Company Growth Fund (S-4)


     We consent to the use of our report dated June 27, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the prospectus.


                                                  /S/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP

Boston, Massachusetts
January 9, 1998